Exhibit 99.1

Worksport Subsidiary Terravis Energy Unveils Revolutionary Heat Pump, Eliminating Defrost Cycles & Shattering Performance Standards; AetherLux™

Groundbreaking System Successfully Operates From -57°F to 131°F, Eliminates Defrost Cycles, and Paves the Way for a New Era in Clean-Energy Efficiency

West Seneca, New York, February 11, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced that its wholly owned subsidiary, Terravis Energy, a Colorado corporation (“TVE”), has achieved a major industry milestone with the unveiling of the revolutionary AetherLux™ heat pump system.

Heat pumps are an answer to inefficient and outdated heating sources. The AetherLux product line has achieved a significant technological advancement on existing heat pumps. Set to feature three high performing models, the Pro Model debuts TVE’s proprietary ZeroFrost™ technology, eliminating the need of Defrost Cycles, preventing a commonly known heat pump drawback, freezing. Tested to successfully work at temperatures as low as -57°F and as high as +131°F, AetherLux is expected to redefine performance standards in a global heat pump market projected to exceed $148 billion by 2030, growing at 9.4% CAGR.

TVE’s ZeroFrost Technology: A Leap Beyond Defrost Cycles

AetherLux leverages ZeroFrost, an innovative TVE technology that eliminates the need for energy-draining defrost cycles. By preventing ice buildup, the system avoids thermal stress and minimizes wear on components—critical issues plaguing conventional heat pumps. This breakthrough extends the product’s operational lifespan and sustains efficient heating and cooling in extreme environments. Worksport believes the strength of this innovation redefines the HVAC market, and the ability to target billions of customers, world-wide. Worksport shares the global reveal below, along with more details.

●	Defrost-Free Design: No auxiliary heating system is necessary, reducing costs and energy consumption.

·	Extreme Temperatures: The TVE heat pump has been tested to work in temperatures believed to be unmatched by competitors, from -57°F to +131°F. The AetherLux Pro variant is expected to deliver robust home heating and cooling comfort, year-round. The targeted operating range is -50°F to +131°F, subject to real-world-conditions.

●	High Efficiency: The TVE heat pump has an estimated COP of 3.0 to 3.5 at -57°F and an HSPF of 11.0 to 12.5, substantially cutting energy usage.

●	AI-Driven Optimization: Intelligent software adapts operations in real time, ensuring peak efficiency under changing conditions.

●	R32 Refrigerant: The TVE heat pump utilized a refrigerant that is compliant with the 2025 Clean Air Act regulations, aligning with evolving environmental standards. Heat pumps reduce the risk of Carbon Monoxide Poisoning.

“The AetherLux system has tested as the world’s first heat pump that does not freeze, even in extreme cold. There is no competition at -50°F,” said Lorenzo Rossi, CEO of Terravis Energy. “Currently, heat pumps can be extremely inefficient during cold weather, having to rely on supplementary heat sources during defrost cycles. Our innovation solves this drawback of current heat pump technology by eliminating the need altogether. Given the redesigned configuration and eco-compliant technology, we believe it will excel in both extreme and moderate climates, delivering a solution that should increase the speed of heat pump adoption, reduce climate impact, and save customers money on their energy bill.”

Global Reveal and Product Information:

Terravis Energy expects to offer two affordable variants of the AetherLux system:

1.	AetherLux (Performance Unit): Engineered for versatility, handling climates from hot to -13°F (-25°C) with optimized efficiency. Available in 18,000 and 36,000 BTU units, preorders, further details and pricing are coming soon.

2.	AetherLux Pro (Ultra-Performance Unit) – Built for every climate, featuring ZeroFrost™ technology, highly efficient, ensuring uninterrupted heat delivery even in the harshest winter conditions.

Investors, corporations, and global heat pump distributors interested in learning more about the AetherLux launch can visit: AetherLux Reveal Website. Reveal video also available, here

For inquiries, contact: info@terravis.com ; LinkedIn ; +1 (888) 554-8789 x128

Steven Rossi, CEO of Worksport, parent company to Terravis Energy, remarked: “Terravis’s breakthrough is the result of three years of cutting-edge R&D. We expect significant commercial interest, given the product’s virtually unheard-of performance metrics. Since Worksport shareholders also own Terravis shares, we believe this technology is an underrecognized asset within our Company. As Terravis moves toward commercialization, I’m tremendously excited about the impact on Worksport’s future.”

Learn more about Terravis’s Parent Company, Worksport Ltd (NASDAQ: WKSP): https://investors.worksport.com.

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

For more information, please visit investors.worksport.com.

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For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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